united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

METROMILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39484	84-4916134
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

425 Market Street #700
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(888) 242-5204

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MILE	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MILEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Due to the large number of events reported under the specified items of Form 8-K, this Current Report on Form 8-K is being filed in two parts. An amendment to this Form 8-K is being submitted for filing on the same date to include additional matters under Items 5.03 and 5.05 of Form 8-K.

On February 9, 2021 (the “Closing Date”), Metromile, Inc., a Delaware corporation (the “Company”) (f/k/a INSU Acquisition Corp. II (“INSU”)), consummated the previously announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated November 24, 2020, and as amended on January 12, 2021 and February 8, 2021 (the “Merger Agreement”), by and among INSU II Merger Sub Corp., a wholly owned subsidiary of INSU incorporated in the State of Delaware (“Merger Sub”), and Metromile Operating Company, (f/k/a MetroMile Inc.), a Delaware corporation (“Legacy Metromile”).

Pursuant to the terms of the Merger Agreement, a business combination between INSU and Legacy Metromile was effected through the merger of Merger Sub with and into Legacy Metromile, with Legacy Metromile surviving as the surviving company and as a wholly owned subsidiary of INSU (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). On the Closing Date, the registrant changed its name from INSU Acquisition Corp. II to Metromile, Inc.

Immediately prior to the effective time of the Merger (the “Effective Time”), each share of Legacy Metromile preferred stock (“Legacy Metromile Preferred Stock”) that was issued and outstanding was automatically converted into a share of Legacy Metromile common stock, par value $0.0001 per share (“Legacy Metromile Common Stock,” and together with Legacy Metromile Preferred Stock, “Legacy Metromile Capital Stock”), such that each converted share of Legacy Metromile Preferred Stock was no longer outstanding and ceased to exist, and each holder of Legacy Metromile Preferred Stock thereafter ceased to have any rights with respect to such securities.

At the Effective Time, each share of Legacy Metromile Common Stock was converted into and exchanged for (i) if the holder of such share of Legacy Metromile Common Stock made an election to receive cash with respect to such share of Legacy Metromile Common Stock, (A) an amount in cash equal to the product of (1) approximately $10.1486 (the “Per Share Merger Consideration Value”) and (2) a fraction, the numerator of which is $32,000,000 and the denominator of which is the Per Share Merger Consideration Value multiplied by the number of cash electing shares (such fraction, the “Cash Fraction”) and (B) a number of shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) equal to the product of (1) approximately 1.01486 (the “Per Share Stock Consideration”) and one minus the Cash Fraction or (ii) if the holder of such share of Legacy Metromile Common Stock made an election to receive stock with respect to such share of Legacy Metromile Common Stock or made no election, the Per Share Stock Consideration.

At the Effective Time, all shares of Legacy Metromile Capital Stock held in the treasury of Legacy Metromile were canceled without any conversion thereof and no payment or distribution was made with respect thereto.

Each unvested and outstanding option to purchase shares of Legacy Metromile Common Stock prior to the Effective Time (each, an “Unvested Legacy Metromile Option”) was converted into an option to purchase Common Stock under the Company’s 2021 Equity Incentive Plan (each, a “Converted Option”). For each Converted Option, (A) the number of shares of Common Stock subject to each such Converted Option equals the product (rounded down to the nearest whole share) of (i) the total number of shares of Legacy Metromile Common Stock subject to such Unvested Legacy Metromile Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio and (B) the exercise price per share of Common Stock equals the quotient (with the result rounded up to the nearest whole cent) of (i) the exercise price per share of Legacy Metromile Common Stock of such Unvested Legacy Metromile Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio. Each such Converted Option is subject to the same terms and conditions, including the applicable vesting schedule, as applied to the corresponding Unvested Legacy Metromile Option immediately prior to the Effective Time.

Each vested and outstanding option to purchase shares of Legacy Metromile Common Stock as of the Effective Time (“Vested Legacy Metromile Options”) was converted into a number of vested restricted stock units denominated in shares of Common Stock (each, a “Vested RSU”). The number of Vested RSUs received by a holder of Vested Legacy Metromile Options equaled, for such holder, (A) the excess, if any, of (i) the Per Share Merger Consideration Value over (ii) the exercise price per share of Legacy Metromile Common Stock subject to such Vested Legacy Metromile Option, multiplied by (B) the number of shares of Legacy Metromile Common Stock subject to such Vested Legacy Metromile Option, divided by (C) $10.00, rounded down to the nearest whole share. Each Vested RSU entitles the holder thereof to receive one share of Common Stock that shall be delivered, subject to any applicable tax or withholding obligations, as soon as practicable following the expiration of any applicable lockup period, but in no event later than December 31, 2021.

Each share of Legacy Metromile Common Stock that was subject to forfeiture restrictions or other restrictions issued pursuant to an award granted under the Legacy Metromile Option Plan (“Legacy Metromile Restricted Shares”) was converted into Company Common Stock that is subject to the terms and conditions giving rise to a substantial risk of forfeiture that applied to such Legacy Metromile Restricted Shares immediately prior to the Effective Time to the extent consistent with the terms of such Legacy Metromile Restricted Shares.

Up to 10 million additional shares are payable to the holders as of immediately prior to the Closing of (i) Legacy Metromile Capital Stock, and (ii) Vested Legacy Metromile Options if the closing share price of the Common Stock is greater than $15.00 over any twenty (20) Trading Days within any thirty (30) Trading Day Period at any time during the twenty-four (24) months following the Closing (the “Additional Shares”).

No certificates or scrip or shares representing fractional shares of Common Stock were issued upon the exchange of Legacy Metromile Common Stock. Any fractional shares were rounded up to the nearest whole share of Common Stock.

Pursuant to the Amended and Restated Certificate of Incorporation of the Company, at the Closing, each share of INSU’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), converted into one share of INSU’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”). After the Closing and following the effectiveness of the Second Amended and Restated Certificate of Incorporation of the Company, each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or any stockholder thereof.

A description of the Business Combination and the terms of the Merger Agreement are included in the final prospectus and definitive proxy statement (File No. 333-250989) filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 15, 2021 (the “Proxy Statement/Prospectus”) in the section entitled “Proposal No. 1—The Merger Proposal” beginning on page 93 of the Proxy Statement/Prospectus.

On February 9, 2021, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 17,000,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $170,000,000, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into effective as of November 24, 2020. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing. A description of the Subscription Agreements is included in the Proxy Statement/Prospectus in the section entitled “Summary of the Proxy Statement/Prospectus” beginning on page 15 of the Proxy Statement/Prospectus.

The foregoing description of each of the Merger Agreement and the Subscription Agreements is a summary only and is qualified in their entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3 and the Subscription Agreements, a copy of the form of which is attached hereto as Exhibit 10.1, and are incorporated herein by reference.

In connection with the consummation of the Business Combination, on February 9, 2021, the Company became party that certain Note Purchase Agreement between Legacy Metromile, certain subsidiaries of Legacy Metromile, and certain affiliates of Hudson Structured Capital Management and its affiliates, which was amended on February 9, 2021 to reflect the consummation of the Business Combination to add the Company as a guarantor and reflect the corporate structure. The foregoing description of the Note Purchase Agreement, as amended is a summary only and is qualified in its entirety by the full text of the Note Purchase Agreement, as amended a copy of which is attached hereto as Exhibit 10.5.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the Business Combination, on February 9, 2021, the Company, certain persons and entities holding securities of the Company and certain persons and entities receiving Common Stock pursuant to the Merger entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1—The Merger Proposal” beginning on page 93 of the Proxy Statement/Prospectus.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Lock-Up Agreements

In connection with the Business Combination, on February 9, 2021, the Company entered into lock-up agreements with certain stockholders of Legacy Metromile and executives of the Company (the “Legacy Holders”). The terms of the lock-up agreements provide for the Common Stock held by the Legacy Holders as of immediately after the Effective Time to be subject to transfer restrictions for a period of the six months after the Closing Date, subject to certain exceptions.

The foregoing description of the lock-up agreements is qualified in its entirety by the full text of the form of lock-up agreement, which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Indemnification Agreements

In connection with the Business Combination, on February 9, 2021, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

At a special meeting of stockholders held on February 9, 2021 (the “Special Meeting”), the Company’s stockholders approved the Business Combination. The Business Combination was completed on February 9, 2021.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

●	Approximately 126,727,494 shares of Common Stock; and

●	approximately 7,666,667 public warrants (the “Public Warrants”) and approximately 180,000 placement warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (together with the Public Warrants, the “Warrants”).

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in Legacy Metromile.

Cautionary Note Regarding Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “will,” “would” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the financial and business performance of the Company, including financial projections and business metrics and any underlying assumptions thereunder;

●	the outcome of any legal proceedings that may be instituted against the Company in connection with the Business Combination and related transactions;

●	the ability to maintain the listing of our Common Stock on Nasdaq following the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the effect of the COVID-19 pandemic on the Company’s business;

●	the Company’s strategy, future operations, estimated financial position, revenues and losses, projected costs, prospects and plans;

●	the ability of the Company to execute its business model, including market acceptance of its planned products and services;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the Company’s need for funds following the Business Combination and future capital requirements and sources and uses of cash;

●	the inability of the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

●	other economic, business and/or competitive factors, risks and uncertainties, including those set forth in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 31 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Business and Properties

The business and properties of INSU and Legacy Metromile prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections entitled “Information About the Company” beginning on page 149 and “Information About Metromile” beginning on page 164 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 31 of the Proxy Statement/Prospectus. Other than the risk factor below, which updates and supersedes the risk factor contained therein, the section entitled “Risk Factors” of the Proxy Statement/Prospectus is incorporated herein by reference.

Security incidents, or real or perceived errors, failures or bugs in our systems, website or app could impair our operations, compromise our confidential information or our customers’ personal information, damage our reputation and brand, and harm our business and operating results.

Our continued success depends on our systems, applications, and software continuing to operate and to meet the changing needs of our customers and users. We rely on our technology and engineering staff and vendors to successfully implement changes to and maintain our systems and services in an efficient and secure manner. Like all information systems and technology, our website and mobile app may contain or develop material errors, failures, vulnerabilities or bugs, particularly when new features or capabilities are released, and may be subject to computer viruses or malicious code, break-ins, phishing impersonation attacks, attempts to overload our servers with denial-of-service or other attacks, ransomware and similar incidents or disruptions from unauthorized use of our computer systems, as well as unintentional incidents causing data leakage, any of which could lead to interruptions, delays or website or mobile app shutdowns.

Operating our business and products involves the collection, storage, use and transmission of sensitive, proprietary and confidential information, including personal information, pertaining to our current, prospective and past customers, staff, contractors, and business partners. The security measures we take to protect this information may be breached as a result of computer malware, viruses, social engineering, ransomware attacks, hacking and cyberattacks, including by state-sponsored and other sophisticated organizations. Such incidents have become more prevalent in recent years. For example, attempts to fraudulently induce our personnel into disclosing usernames, passwords or other information that can be used to access our systems and the information in them have increased and could be successful. Our security measures could also be compromised by our personnel, theft or errors, or be insufficient to prevent exploitation of security vulnerabilities in software or systems on which we rely. Such incidents have in the past resulted in unauthorized access to certain personal information, and may in the future result in unauthorized, unlawful or inappropriate use, destruction or disclosure of, access to, or inability to access the sensitive, proprietary and confidential information that we handle. These incidents may remain undetected for extended periods of time.

We rely on third-party service providers to provide critical services that help us deliver our solutions and operate our business. These providers may support or operate critical business systems for us or store or process the same sensitive, proprietary and confidential information that we handle. These service providers may not have adequate security measures and could experience a security incident that compromises the confidentiality, integrity or availability of the systems they operate for us or the information they process on our behalf. Such occurrences could adversely affect our business to the same degree as if we had experienced these occurrences directly and we may not have recourse to the responsible third-party service providers for the resulting liability we incur.

Because there are many different cybercrime and hacking techniques and such techniques continue to evolve, we may be unable to anticipate attempted security breaches, react in a timely manner or implement adequate preventative measures. While we have developed systems and processes designed to protect the integrity, confidentiality and security of our and our customers’ confidential and personal information under our control, we cannot assure you that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats.

A security breach or other security incident of our systems, data, website or app has occurred in the past, and may occur in the future. For example, in January 2021, we discovered a security incident related to our online pre-filled quote form and application process, which resulted in unknown person(s) accessing personal information of certain individuals, including individuals’ driver’s license numbers. An actual security breach or incident, a material vulnerability, or the perception that one has occurred or exists, could result in a loss of customer confidence in the security of our platform and damage to our reputation and brand; reduce demand for our insurance products; disrupt normal business operations; require us to expend significant capital and resources to investigate and remedy the incident, and prevent recurrence and comply with any breach notification obligations; and subject us to litigation (including class actions), regulatory enforcement action, fines, penalties, and other liability, which could adversely affect our business, financial condition and results of operations.

Even if we take steps that we believe are adequate to protect us from cyber threats, hacking against our competitors or other companies in our industry could create the perception among our customers or potential customers that our digital platform is not safe to use. Security incidents could also damage our IT systems and our ability to make the financial reports and other public disclosures required of public companies. These risks are likely to increase as we continue to grow and process, store and transmit an increasingly large volume of data.

Financial Information

Selected Historical Financial Information

The selected historical consolidated financial information and other data for the nine months ended September 30, 2019 and 2020 and the years ended December 31, 2018 and 2019 for Legacy Metromile is included in the Proxy Statement/Prospectus in the section entitled “Selected Historical Financial Information of Metromile” beginning on page 25 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Unaudited Condensed Financial Statements

The unaudited condensed financial statements as of and for the nine months ended September 30, 2020 and 2019 of Legacy Metromile have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement/Prospectus beginning on page F-33 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

These unaudited condensed financial statements should be read in conjunction with the historical audited financial statements of Legacy Metromile as of and for the year ended December 31, 2019 and 2018 and the related notes included in the Proxy Statement/Prospectus beginning on page F-18 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of INSU and Legacy Metromile as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Metromile prior to the Business Combination are described in the Proxy Statement/Prospectus in the section entitled “Metromile’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 190 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of the Closing Date, after giving effect to the Closing, by:

●	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;

●	each current named executive officer and director of the Company; and

●	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 126,727,494 shares of Common Stock issued and outstanding as of the Closing Date and do not take into account the issuance of any shares of Common Stock upon the exercise of Warrants to purchase up to approximately 7,846,667 shares of Common Stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:(1)
Colin Bryant	—	—
Betsy Cohen	—	—
David Friedberg(2)	6,526,971	5.12%
Ryan Graves(3)	3,549,087	2.79%
Dan Preston(4)	1,700,565	1.34%
Vikas Singhal(5)	7,656,781	6.02%
Paw Andersen(6)	468,802	*
Mark Gundacker(7)	169,981	*
All directors and executive officers as a group (ten individuals)	18,979,916	14.81%
5% or Greater Beneficial Owners:
Intact Ventures, Inc.(8)	11,463,882	8.95%
New Enterprise Associates 13, L.P.(9)	10,436,158	8.17%
Entities affiliated with Hudson(5)	7,656,781	6.02%
Entities affiliated with Index Ventures(10)	8,156,353	6.39%
China Pacific Property Insurance Co. Ltd.(11)	12,313,467	9.61%
Cohen & Company, LLC(12)	9,622,167	7.59%

*	Less than 1 percent.

(1)	Unless otherwise noted, the business address of each of the following individuals is c/o Metromile Inc., 425 Market Street #700, San Francisco, CA 94105.

(2)	Consists of (i) 765,728 shares of Common Stock and 91,184 Additional Shares held by The Friedberg Irrevocable Remainder Trust u/a/d 5/17/2017, of which Mr. Friedberg is the trustee; (ii) 990,439 shares of Common Stock and 117,943 Additional Shares held by The David Friedberg 2019 Annuity Trust u/a/d 9/26/19, of which Mr. Friedberg is the trustee; and (iii) 4,076,268 shares of Common Stock and 485,409 Additional Shares held by The David Friedberg Revocable Trust u/a/d 9/19/13, of which Mr. Friedberg is the trustee.

(3)	Consists of (i) 2,798,319 shares Common Stock and 333,229 Additional Shares held by Saltwater Capital (“Saltwater”) and (ii) 373,109 shares of Common Stock and 44,430 Additional Shares held by The Graves Irrevocable Remainder Trust (“Graves Irrevocable Trust”). Ryan Graves has or may be deemed to have voting and dispositive power over the securities held by Saltwater and Graves Irrevocable Trust. The business address of each reporting person is 1127 High Ridge Rd #132 Stamford, CT 06905.

(4)	Consists of (i) 1,166,433 shares of Common Stock, (ii) 330,899 Vested RSUs, and (iii) 203,233 Additional Shares.

(5)	Consists of (i) 4,299,709 shares Common Stock and 284,809 Additional Shares held by HSCM Bermuda Fund LTD (“Bermuda”); (ii) 2,961,791 shares of Common Stock and 103,576 Additional Shares held by HS Santanoni LP (“Santanoni”); and (iii) 6,162 shares of Common Stock and 7434 Additional Shares held by HSCM FI Master Fund Ltd (“FI Master Fund”). Each of Bermuda, Santanoni and FI Master Fund is advised by Hudson Structured Capital Management Ltd., an investment adviser registered with the U.S. Securities & Exchange Commission under the Investment Advisers Act of 1940 (“HSCM”). Vikas Singhal and Michael Millette are each partners of HSCM and as such have voting and dispositive power over the securities held by Bermuda, Santanoni and FI Master Fund. The business address of each reporting person is 2187 Atlantic Street, Fourth Floor, Stamford, CT 06902.

(6)	Consists of (i) 127,965 Vested RSUs, (ii) 325,2599 shares of Common Stock issuable to Mr. Andersen pursuant to options that are early exercisable, but subject to repurchase right until vested, within 60 days of February 9, 2021 and (iii) 15,238 Additional Shares.

(7)	Consists of (i) 24,366 Vested RSUs, (ii) 142,713 shares of Common Stock issuable to Mr. Gundacker pursuant to options that are early exercisable, but subject to repurchase right until vested, within 60 days of February 9, 2021 and (iii) 2,902 Additional Shares..

(8)	Consists of 10,052,040 shares of Common Stock and 1,411,842 Additional Shares directly held by Intact Ventures, Inc. (“Intact”) and indirectly held by Intact Financial Corporation. Intact Ventures, Inc. is a wholly owned subsidiary of Intact Financial Corporation, a public company listed on the Toronto Stock Exchange under the symbol “IFC.” As such, Intact Financial Corporation may be deemed to share voting and investment power with respect to the shares held by Intact Ventures, Inc. The business address of the reporting person is 700 University Ave, Suite 1500-A Toronto, Ontario, Canada M5G 0A1.

(9)	Consists of 9,378,849 shares of Common Stock and 1,057,309 Additional Shares directly held by New Enterprise Associates 13, L.P. (“NEA 13”) and indirectly held by NEA Partners 13 LP (“NEA Partners 13”), the sole general partner of NEA 13, and NEA 13 GP LTD (“NEA 13 LTD”), is the sole general partner of NEA Partners 13. The individual Directors of NEA 13 LTD (collectively, the NEA 13 Directors) are Forest Baskett, Patrick J. Kerins and Scott Sandell. The principal business address for all entities and individuals affiliated with NEA 13 is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. Each NEA 13 Director disclaims beneficial ownership of such shares except to the extent of a pecuniary interest therein.

(10)	Consists of 7,139,500 shares of Common Stock and 850,184 Additional Shares directly held by Index Ventures V (Jersey), L.P.(“IV Jersey”), (b) 57,833 shares of Common Stock and 6,887 Additional Shares held by Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P. (“IV Parallel”, collectively with IV Jersey “Index V Funds”), and (c) 91,101 shares of Common Stock and 10,848 Additional Shares held by Yucca (Jersey) SLP (“Yucca”). Index Venture Associates V Limited (“IVA”) is the general partner of each of the Index V Funds and may be deemed to have voting and dispositive power over the shares held by those funds. Yucca is the administrator of the Index co-investment vehicles that are contractually required to mirror the relevant Index V Funds’ investment, and IVA may be deemed to have voting and dispositive power over the allocation of shares held by Yucca. David Hall, Phil Balderson, Sarah Earles and Sinéad Meehan are the members of the board of directors of IVA, and investment and voting decisions with respect to the shares over which IVA may be deemed to have voting and dispositive power are made by such directors collectively. The address of each of these entities is 44 Esplanade, St Helier, Jersey JE4 9WG, Channel Islands.

(11)	Consists of 10,955,281 shares of Common Stock and 1,358,186 Additional Shares directly held by China Pacific Property Insurance Co. Ltd. (“CPIC”). The business address for CPIC is 190 Middle Yincheng Road, Pudong New District, Shanghai, China.

(12)	Consists of (i) 2,841,000 shares held directly by Insurance Acquisition Sponsor II, LLC, (ii) 4,271,167 shares held directly by Dioptra Advisors II, LLC and (iii) 2,500,000 shares held directly by INSU PIPE Sponsor II, LLC. Each of Insurance Acquisition Sponsor II, LLC, Dioptra Advisors II, LLC and INSU PIPE Sponsor II, LLC is managed by Cohen & Company, LLC. Mr. Daniel Cohen is the chief executive officer of each of Insurance Acquisition Sponsor II, LLC and Dioptra Advisors II, LLC and the chairman of the board of Cohen & Company, LLC. Mr. Cohen disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is set forth in the Proxy Statement/Prospectus in the sections entitled “Management Following the Merger” beginning on page 210 and “Executive Compensation of Metromile” beginning on page 216 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Directors

As of the Effective Time, in connection with the Business Combination, the size of the board of directors of the Company (the “Board”) was increased from five to six members. Each of Daniel G. Cohen, John C. Chrystal, Sheila Nicoll, Andrew Hohns and Sasson Posner resigned as directors of the Company effective as of the Effective Time. Effective as of the Effective Time, Colin Bryant, Betsy Cohen, David Friedberg, Ryan Graves, Dan Preston and Vikas Singhal were appointed to serve as directors on the Board.

Colin Bryant and Vikas Singhal were appointed to serve as Class I directors, with terms expiring at the Company’s 2022 annual meeting of stockholders; David Friedberg and Ryan Graves were appointed to serve as Class II directors, with terms expiring at the Company’s 2023 annual meeting of stockholders; and Dan Preston and Betsy Cohen were appointed to serve as Class III directors, with terms expiring at the Company’s 2024 annual meeting of stockholders. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Management Following the Merger” beginning on page 210 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Independence of Directors

The Board has determined that each of the directors of the Company other than Mr. Preston qualifies as an independent director, as defined under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”), and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq Listing Rules relating to director independence requirements.

Committees of the Board of Directors

As of the Effective Time, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

As of the Effective Time, the Board appointed Colin Bryant, Betsy Cohen and Vikas Singhal to serve on the Audit Committee, with Vikas Singhal appointed as chair. The Board appointed Colin Bryant, Betsy Cohen and Ryan Graves to serve on the Compensation Committee, with Colin Bryant appointed as chair. The Board appointed David Friedberg, Ryan Graves and Vikas Singhal to serve on the Nominating and Corporate Governance Committee, with Ryan Graves appointed as chair.

Executive Officers

As of the Effective Time, in connection with the Business Combination, the Board appointed Dan Preston to serve as Chief Executive Officer, Lindsay Alexovich to serve as Chief Accounting Officer, Paw Andersen to serve as Chief Technology Officer, Mark Gundacker to serve as Chief of Staff and Chief People Officer and Jesse McKendry to serve as Vice President, Insurance. Each of John M. Butler and Joseph W. Pooler, Jr. resigned as the President and Chief Executive Officer and Chief Financial Officer and Treasurer, respectively, effective as of the Effective Time. Biographical information for the new executive officers are set forth in the Proxy Statement/Prospectus in the section entitled “Management Following the Merger” beginning on page 210 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Director Compensation

Information with respect to the compensation of the Company’s directors is set forth in the Proxy Statement/Prospectus in the sections entitled “Executive Compensation of Metromile” beginning on page 216 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Compensation

Other than the following description of Dan Preston’s employment agreement, which updates and supersedes the description contained therein, the section entitled “Executive Compensation of Metromile” beginning on page 216 of the Proxy Statement/Prospectus, is incorporated herein by reference.

Dan Preston

In January 2013, Metromile entered into an employment offer letter with Dan Preston when he commenced employment as Chief Technology Officer. Mr. Preston’s employment is at will and may be terminated at any time, with or without cause. The offer letter provided for an initial annual base salary of $150,000 and a new hire grant of stock options to acquire a number of shares equal to 3.5% of Metromile’s then outstanding common stock, which award had 6- month cliff vesting as to .5%, with the remaining 3.0% vesting monthly such that vested in full on the four-year anniversary of the grant date. Mr. Preston’s salary and other compensation was subject to review and adjustment by the Board in its sole discretion and he is eligible to participate in benefit plans and arrangements made available to all full-time employees. In 2014, Mr. Preston became Chief Executive Officer and the Board adjusted his compensation in connection therewith. In 2019 and 2020, Mr. Preston’s annual base salary was $350,000.

In February 2021, following the closing the Business Combination, Metromile entered into an employment offer letter with Dan Preston as Chief Executive officer, which amended and restated his prior offer letter, and which was immediately effective. Under his amended and restated offer letter, Mr. Preston’s employment is at will and may be terminated at any time, with or without cause. The amended and restated offer letter provides for an initial annual base salary of $450,000 and (i) a time-based grant of restrict stock units covering 1,750,000 shares of the Company’s common stock, subject to quarterly vesting over three years, with 145,833 of the shares vesting on each of the first eight completed calendar quarters and 145,834 of the shares vesting on the ninth through twelfth completed calendars following the vesting commencement date (the “Time-Based Award”), and a (ii) a performance based grant of restricted stock units covering 1,750,000 shares of the Company’s common stock, subject to vesting upon obtaining certain pre-defined performance based milestones. Mr. Preston’s salary and other compensation is subject to review and adjustment by the Board in its sole discretion and he is also eligible to participate in benefit plans and arrangements made available to all full-time employees.

Mr. Preston’s amended and restated offer letter also provides for severance and other benefits in the event his employment is terminated without cause or he resigns for good reason (in each case as such terms are defined in his offer letter). In these circumstances, Mr. Preston is entitled to severance equal to twelve months of his then-current base salary and twelve months of company-paid health care coverage. If these circumstances occur within three months prior to or within twelve months following the closing of a change of control, then Mr. Preston is entitled to severance equal to eighteen months of then-current base salary, eighteen months of company paid health care coverage, and accelerated vesting of the Time-Based Award. Payment of all severance and accelerated equity vesting is contingent upon signing a release and other customary provisions.

The foregoing description of the compensation of the Company’s executive officers is qualified in its entirety by the full text of the employment-related agreements of Messrs. Preston, Andersen, Gundacker and McKendry and Ms. Alexovich, copies of which are attached hereto as Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, Exhibit 10.9, Exhibit 10.10, Exhibit 10.11, Exhibit 10.12, Exhibit 10.13, and Exhibit 10.14 and incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 236 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

PIPE Financing

On February 9, 2021, the Subscribers purchased 17,000,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $170,000,000, pursuant to the Subscription Agreements entered into effective as of November 24, 2020.  Cohen & Company, LLC acquired 2,500,000 PIPE Shares through a special purpose vehicle (the “Cohen SPV”).  Our new director, Ryan Graves, invested $15.0 million in the Cohen SPV, and per the terms of its operating agreement, has the right to receive shares of Common Stock when and if distributed by the Cohen SPV.

Betsy Cohen Consulting Payment

On February 9, 2021, prior to the consummation of the Business Combination, INSU paid Bezuco Consulting, LLC $1,000,000 fee for consulting services provided to INSU in connection with the Business Combination. Betsy Cohen, the mother of Daniel Cohen (Chairman of INSU prior to the Business Combination) is a principle of Bezuco Consulting, LLC. Ms. Cohen was appointed to the Company’s board of directors effective as of the Effective Time.

2020 Debt Financing

In April 2020, Legacy Metromile entered into a Note Purchase Agreement, as amended July 2020 and further amended February 2021 upon which the Company became party to the Note Purchase Agreement, with entities affiliated with Hudson Structured Capital Management (“Hudson”), of which Vikas Singhal, a director of Legacy Metromile and one of our directors, is a Partner. The facility allows for up to $50,000,000 through the sale of notes and warrants to purchase 8,536,939 shares of Legacy Metromile Series E Preferred Stock with an exercise price of $6.3867 (“NPA Warrants”). The NPA Warrants were exercised in connection with the Business Combination and are no longer outstanding.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement/Prospectus in the sections “Information About the Company” and “Information About Metromile” beginning on pages 160 and 179, respectively, of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

The Common Stock, the Public Warrants and the INSU Units were historically traded on The Nasdaq Capital Market under the symbols “INAQ,” “INAQW” and “INAQU,” respectively. At the Effective Time, the INSU Units automatically separated into the component securities and, as a result, no longer trade as a separate security. On February 10, 2021, the Common Stock and Public Warrants began trading on The Nasdaq Capital Market under the new trading symbols “MILE” and “MILEW,” respectively.

As of the Closing Date and following the completion of the Business Combination, the Company had approximately 126,727,494 shares of Common Stock issued and outstanding held of record by 315 holders, and approximately 7,846,667 Warrants outstanding held of record by three holders.

Dividends

The Company has not paid any cash dividends on the Common Stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Description of Registrant’s Securities to be Registered

Common Stock

A description of the Common Stock is included in the Proxy Statement/Prospectus in the section entitled “Description of Securities” beginning on page 221 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

A description of the Company’s Warrants is included in the Proxy Statement/Prospectus in the section entitled “Description of Securities” beginning on page 221 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Management Following the Merger” beginning on page 210 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.01, to the extent applicable to this item number, is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02.

The securities issued in connection with the Subscription Agreements have not been registered under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The issuance of Class A Common Stock upon automatic conversion of Class B Common Stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 9, 2021, the audit committee of the Company’s (the registrant’s) board of directors approved a resolution appointing Moss Adams LLP (“Moss Adams”) as the Company’s (the registrant’s) independent registered public accounting firm to audit the Company’s (the registrant’s) financial statements for the fiscal year ended December 31, 2021, and Grant Thornton was dismissed from its role as the registrant’s independent registered public accounting firm. Grant Thornton LLP (“Grant Thornton”) was previously engaged to audit INSU Acquisition Corp. II’s financial statements for the year ending December 31, 2020. The appointment of Moss Adams does not affect Grant Thornton LLP’s engagement to audit INSU Acquisition Corp. II for the year ended December 31, 2020.

Grant Thornton’s report on the registrant’s financial statements for the fiscal year ended December 31, 2019 and the period from October 11, 2018 (inception) to December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about the registrant’s ability to continue as a going concern.

At no point during the fiscal year ended December 31, 2019 or the period from October 11, 2018 (inception) to December 31, 2018 and the subsequent interim period through February 9, 2021 were there any (i) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than as noted above regarding the Company’s ability to continue as a going concern.

The Company has provided Grant Thornton with a copy of the foregoing disclosure and has requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of Grant Thornton’ letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal year ended December 31, 2019 and for the period from October 11, 2018 (inception) to December 31, 2018 and the subsequent interim period through date of this Current Report on Form 8-K, the Company did not consult with Moss Adams regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the section entitled “Introductory Note” and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Metromile, Inc. 2021 Equity Incentive Plan

At the Special Meeting, the stockholders of the Company considered and approved the Metromile, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan was previously approved, subject to stockholder approval, by the Board on November 22, 2020. The 2021 Plan became effective immediately upon the Closing.

A description of the 2021 Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 5—The Incentive Plan Proposal” beginning on page 129 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2021 Plan is qualified in its entirety by the full text of the 2021 Plan, which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Merger, which fulfilled the definition of a business combination as required by the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Closing, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 1—The Merger Proposal” beginning on page 93 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Legacy Metromile as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 and as of December 31, 2019 and 2018 and for the years ended December 31, 2019, and 2018 are set forth in the Proxy Statement/Prospectus beginning on page F-33 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company and Legacy Metromile as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger and Reorganization, dated November 24, 2020, and as amended on January 12, 2021 and further amended on February 8, 2021, by and among INSU Acquisition Corp. II, INSU II Merger Sub Corp., and MetroMile, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
2.2	Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated November 24, 2020, and as amended on January 12, 2021 and further amended on February 8, 2021, by and among INSU Acquisition Corp. II, INSU II Merger Sub Corp., and MetroMile, Inc. (incorporated by reference to Annex AA to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
2.3	Amendment No. 2 to the Agreement and Plan of Merger and Reorganization, dated November 24, 2020, and as amended on January 12, 2021 and further amended on February 8, 2021, by and among INSU Acquisition Corp. II, INSU II Merger Sub Corp., and MetroMile, Inc.
3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated February 9, 2021.
3.2	Second Amended and Restated Bylaws of the Company.
4.1	Amended and Restated Registration Rights Agreement, dated February 9, 2021, by and among the Company and certain stockholders of the Company.
4.2	Form of Lock-Up Agreement, incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on November 24, 2020.

Exhibit No.	Description
10.1	Form of Indemnification Agreement by and between the Company and its directors and officers.
10.2	Form of Subscription Agreement, dated as of November 24, 2020, by and between INSU Acquisition Corp. II and the undersigned subscriber party thereto.
10.3#	Metromile, Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex B to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.4#	Metromile, Inc. Employee Stock Purchase Plan (incorporated by reference to Annex C to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.5+	Omnibus Amendment No. 2 to Note Purchase and Security Agreement, by and between Metromile, Inc., HSCM Bermuda Fund Ltd., and the Schedule of Holders listed on Exhibit B, dated February 9, 2021.
10.6#	Offer Letter, dated January 30, 2013 by and between MetroMile, Inc. and Dan Preston (incorporated by reference to Exhibit 10.19 to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.7#	Offer Letter, dated February 11, 2021 by and between Metromile, Inc. and Dan Preston.
10.8#	Offer Letter, dated January 18, 2019 by and between MetroMile, Inc. and Paw Andersen (incorporated by reference to Exhibit 10.20 to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.9#	Offer Letter, dated December 16, 2019 by and between MetroMile, Inc. and Mark Gundacker (incorporated by reference to Exhibit 10.22 to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.10#	Offer Letter, dated January 3, 2020 by and between MetroMile, Inc. and Jesse McKendry (incorporated by reference to Exhibit 10.23 to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.11#	Offer Letter, dated September 21, 2017 by and between MetroMile, Inc. and Lindsay Alexovich (incorporated by reference to Exhibit 10.21 to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.12#	Form of MetroMile, Inc. Confidential Information and Invention Assignment Agreement (incorporated by reference to Exhibit 10.24 to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.13#	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, dated by and between MetroMile, Inc. and Dan Preston, dated February 7, 2013, (incorporated by reference to Exhibit 10.25 to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
10.14#	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, dated by and between MetroMile, Inc. and Lindsay Alexovich, dated November 4, 2017, (incorporated by reference to Exhibit 10.26 to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 filed on January 15, 2021).
16.1	Letter from Grant Thornton LLP
99.1	Unaudited pro forma condensed combined financial information of INSU Acquisition Corp. II and MetroMile, Inc. as of September 30, 2020 and for the year ended December 31, 2019 and the nine months ended September 30, 2020.

#	Indicates management contract or compensatory plan or arrangement.

+	Schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2021

METROMILE, INC.

By:	/s/ Dan Preston
Dan Preston
Chief Executive Officer